Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports Solid 2012 Results;

Raises 2013 EPS

•	2012 net revenues down 2.2% to $35.0 billion; Organic Net Revenues[1] increased 4.4%

•	2012 Diluted EPS was $1.69; Operating EPS[1] was $1.39, up 5.1% on a constant currency basis

•	Q4 net revenues down 1.9% to $9.5 billion; Organic Net Revenues increased 3.7%

•	Q4 Diluted EPS was $0.30; Operating EPS was $0.36, down 5.1% on a constant currency basis

•	Company reaffirms 2013 Organic Net Revenue growth guidance at the low end of 5% - 7% range and raises 2013 Operating EPS guidance to $1.52 - $1.57 due to currency

DEERFIELD, Ill. – Feb. 13, 2013 – Mondelēz International, Inc. (NASDAQ: MDLZ) today reported fourth quarter and full year 2012 results, reflecting solid organic revenue growth, higher gross and operating income margins, and significant investments in innovation, advertising and consumer support, and sales and distribution capabilities to drive Power Brand growth.

“This was a transformational year for our company,” said Irene Rosenfeld, Chairman and CEO. “We successfully completed the spin-off of Kraft Foods Group, resulting in a significant increase in shareholder value, and delivered solid top-line growth and higher Adjusted Operating Income margins across all geographies. We remain relentlessly focused on driving our global snacking platforms and Power Brands while leveraging our strong routes-to-market to deliver on the exciting promise of our new growth company.”

Full Year 2012 Highlights

Net revenues were $35.0 billion, down 2.2 percent. Organic Net Revenues increased 4.4 percent, including contributions from favorable pricing of 3.3 percentage points and higher volume/mix of 1.1 percentage points. Power Brands grew nearly double the company rate at 8.1 percent, and included double-digit increases in belVita, Barni, Oreo and Tuc/Club Social biscuits, Lacta and Cadbury Dairy Milk chocolate, Cadbury Eclairs candy, and Tassimo and Tang beverages.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Operating income was $3.6 billion, up 4.0 percent. Adjusted Operating Income1,2 grew 7.1 percent on a constant currency basis. Effective management of input costs and favorable volume/mix were key drivers of the gain, partially offset by a significant increase in A&C support. In addition, the company recognized a number of significant one-time items3 during the year, which together tempered growth by approximately 1 percentage point. Adjusted Operating Income margin was 12.2 percent, up 0.7 percentage points.

Diluted EPS was $1.69, down 15.1 percent. Operating EPS1 was $1.39 including a negative impact of $0.06 from currency. On a constant currency basis, Operating EPS increased 5.1 percent, as positive impacts of $0.16 from operations and $0.09 of lower interest expense were partially offset by negative impacts from a higher tax rate of $0.16 and prior-year accounting calendar changes of $0.04.

Fourth Quarter 2012 Highlights

Net revenues were $9.5 billion, down 1.9 percent. Organic Net Revenues1 increased 3.7 percent, including 2.1 percentage points from higher volume/mix and 1.6 percentage points of favorable pricing. Lower coffee prices negatively impacted growth by approximately 0.6 percentage points. Overall, Power Brand growth of 7.4 percent and a rebound in Developing Markets’ performance fueled the increase in Organic Net Revenues.

Operating income was $1.0 billion, up 16.5 percent. On a constant currency basis, Adjusted Operating Income increased 1.1 percent, driven by effective cost management and higher volume/mix, partially offset by a significant increase in A&C support. Additionally, the company recognized a number of significant one-time items4 during the quarter, which together moderated growth by approximately 7 percentage points. Adjusted Operating Income margin was essentially flat at 11.0 percent.

Diluted EPS was $0.30, down 36.2 percent. Operating EPS was $0.36, including a negative $0.01 impact from currency. On a constant currency basis, Operating EPS decreased 5.1 percent as negative impacts of $0.12 from a higher tax rate and $0.02 from prior-year accounting calendar changes were mostly offset by $0.09 of lower interest expense and $0.04 from operating gains.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[2]	Adjusted Operating Income excludes the following items:
a.	Integration Program Costs: the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition;
b.	Restructuring Program Costs: non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related non-recurring costs;
c.	Spin-Off Costs: non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. In addition, Spin-Off Costs include financing and related costs to redistribute debt and secure investment grade credit ratings for both Mondelēz International and Kraft Foods Group;
d.	Spin-Off Related Pension Adjustment: impacts from the transfer of certain North American benefit obligations to Kraft Foods Group;
e.	Divestitures: Operating income from divested businesses and gains & losses from divestitures, net;
f.	Acquisition-Related Costs: includes transaction advisory fees, stamp taxes and other fees.
[3]

Includes a trademark impairment charge and the unfavorable impact from prior year accounting calendar changes and the 53rd week of shipments, which more than offset a gain on asset sale and the favorable impact of accrual reversals in Europe.

[4]

Includes a trademark impairment charge and the unfavorable impact from prior year accounting calendar changes and the 53rd week of shipments which more than offset the favorable impact of accrual reversals in Europe.

Developing Markets Regained Momentum

Developing Markets5 delivered solid full year results as organic top-line growth accelerated in the fourth quarter.

Full Year: Net revenues increased 0.2 percent. Organic Net Revenues1 grew 7.0 percent, with contributions from both higher pricing and volume/mix. Power Brands grew strongly, up 12.1 percent, led by Cadbury Dairy Milk, Lacta and Milka chocolate, Oreo and Barni biscuits and Halls candy.

Segment operating income increased 3.2 percent. On a constant currency basis, Adjusted Segment Operating Income1 increased 5.2 percent as effective input cost management and volume/mix gains more than offset a significant increase in A&C support and investments in sales capabilities. These results also included a gain on an asset sale, which was offset by a trademark impairment charge.

Fourth Quarter: Net revenues increased 2.7 percent. Organic Net Revenues grew 7.6 percent, with solid contributions from both volume/mix and pricing. Double digit increases in Asia Pacific and Latin America drove the growth, while Brazil and Russia improved sequentially. Power Brands grew 12.7 percent.

Segment operating income in the fourth quarter decreased 7.1 percent. On a constant currency basis, Adjusted Segment Operating Income decreased 4.0 percent as a double-digit increase in A&C support and a trademark impairment charge were partially offset by volume/mix gains and effective input cost management.

Volume/Mix Strength Drove Europe’s Performance

Europe5 delivered solid results in a difficult environment led by Power Brand-driven volume/mix gains and continued benefits from a focus on productivity and overhead reduction.

Full Year: Net revenues decreased 6.7 percent. Organic Net Revenues increased 2.3 percent, driven by strong volume/mix growth in each quarter (adjusting for the Easter shift). Power Brands grew 4.7 percent, led by Milka and Cadbury Dairy Milk chocolate, Oreo and belVita biscuits, the chocobakery platform, Tassimo beverages and Philadelphia cream cheese.

Segment operating income increased 14.7 percent. On a constant currency basis, Adjusted Segment Operating Income grew 5.2 percent, as effective cost management, volume/mix gains and the favorable impact of a one-time item more than offset a significant increase in A&C and the negative impact of prior-year accounting calendar changes6.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[5]

In December 2012, we announced a reorganization of our management and reporting structure following the Spin-Off of Kraft Foods Group. Beginning in 2013, our operations, management and operating segments will reflect: Asia Pacific; Eastern Europe, Middle East & Africa (“EEMEA”); Europe; Latin America and North America. Accordingly, we will begin reporting on our new segment structure during the first quarter of 2013, including all historical periods we present.

[6]	Includes the impact of accounting calendar changes and the 53rd week of shipments in 2011.

Fourth Quarter: Net revenues decreased 7.1 percent. Organic Net Revenues increased 0.1 percent as strong volume/mix growth, particularly in coffee and biscuits, was offset by significantly lower pricing in coffee. Power Brands grew 3.0 percent.

Segment operating income increased 19.8 percent. On a constant currency basis, Adjusted Segment Operating Income1 increased 5.7 percent as lower input costs and overheads, as well as the favorable impact of a one-time item, were partially offset by a significant investment in A&C and the negative impact of prior year accounting calendar changes.

Top- and Bottom-Line Gains in North America

Strong biscuit performance in the U.S. drove solid Organic Net Revenue1 and Adjusted Segment Operating Income growth.

Full Year: Net revenues increased 1.0 percent. Organic Net Revenues increased 2.4 percent, driven by 6.4 percent growth from Power Brands, led by Honey Maid, Triscuit, Oreo, Chips Ahoy! and Ritz biscuits. This growth was partially offset by a 0.7 percentage point impact from product pruning in Canada.

Segment operating income increased 1.2 percent. On a constant currency basis, Adjusted Segment Operating Income grew 5.1 percent as effective input cost management was partially offset by lower volume/mix and the negative impact of the 53rd week of shipments in the prior year.

Fourth Quarter: Net revenues decreased 1.7 percent. Organic Net Revenues grew 2.2 percent, driven by higher pricing, partially offset by lower volume/mix. Power Brands grew 5.5 percent. Biscuits in the U.S. delivered mid-single-digit growth, reflecting the continued benefits of a more focused direct store delivery sales force. However, this was partially offset by temporary sales disruptions related to the separation of the Canadian grocery operations.

Segment operating income decreased 2.6 percent. On a constant currency basis, Adjusted Segment Operating Income grew 3.4 percent as pricing was partially offset by the negative impact of the 53rd week of shipments in the prior year and higher A&C support.

Outlook

“Our fourth quarter results provide good momentum as we enter 2013,” said David Brearton, Executive Vice President and CFO. “We remain bullish about the future of our business, and are reaffirming our 2013 Organic Net Revenue growth outlook to be at the low end of our long-term growth target of 5 to 7 percent. Additionally, we’re increasing our Operating EPS guidance to $1.52 - $1.57 to reflect average 2012 foreign currency rates as well

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

as the recent devaluation of the Venezuelan bolivar. This represents double-digit growth in Operating EPS on a constant currency basis, consistent with our long-term growth targets.”

Conference Call

Mondelēz International will host a conference call for investors with accompanying slides to review its results at 5 p.m. EST today. Access to a live audio webcast with accompanying slides is available at www.mondelezinternational.com, and a replay of the event will also be available on the company’s web site.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2012 revenue of $35 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in chocolate, biscuits, gum, candy, coffee and powdered beverages, with billion-dollar brands such as Cadbury, Cadbury Dairy Milk and Milka chocolate, Jacobs coffee, LU, Nabisco and Oreo biscuits, Tang powdered beverages and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com and www.facebook.com/mondelezinternational.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words such as “reaffirms,” “remain,” “focused,” “driving,” “deliver,” “bullish” and similar expressions are intended to identify our forward-looking statements, including but not limited to, statements about: 2013 guidance; global snacking platforms and Power Brands; promise of our new growth company; and our Outlook, in particular, the good momentum, bullish about the future, 2013 Organic Net Revenue growth and Operating EPS. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, pricing actions, continued global economic weakness, risks from operating globally and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The company’s top-line measure is Organic Net Revenues, which excludes the impacts of acquisitions, divestitures, currency, Integration Program costs and accounting calendar changes. The company uses Organic Net Revenues and corresponding metrics as non-GAAP financial measures. Management believes Organic Net Revenues better reflects the underlying growth from the ongoing activities of our business and provides improved comparability of results.

The company uses Adjusted Operating Income and Adjusted Segment Operating Income, which is defined as operating income (or segment operating income) excluding: Integration Program costs; 2012-2014 Restructuring Program costs; Spin-Off Costs, including transaction fees and other costs associated with the Spin-Off of the North American grocery business; Spin-Off related pension adjustment, defined as the estimated benefit plan expense based on market conditions and benefit plan assumptions as of January 1, 2012, associated with certain benefit plan obligations transferred to KFG in the Spin-Off; acquisition-related costs; gains and losses from divestitures, net; and operating income from divestitures. The company uses Adjusted Operating Income, Adjusted Segment Operating Income and corresponding metrics as non-GAAP financial measures. Management believes Adjusted Operating Income and Adjusted Segment Operating Income provide improved comparability of operating results.

The company uses Operating EPS, which is defined as diluted EPS attributable to Mondelēz International excluding: Integration Program costs; 2012-2014 Restructuring Program costs; Spin-Off Costs; Spin-Off related pension adjustment (defined above); Spin-Off related interest adjustment, defined as the interest expense associated with the assumed reduction of $6 billion of our debt on January 1, 2011 from the utilization of funds received from the $6 billion of notes KFG issued directly and cash proceeds distributed to us in June 2012 in connection with our Spin-Off capitalization plan; acquisition-related costs; gains and losses from divestitures, net; and operating income from divestitures. The company uses Operating EPS and corresponding metrics as non-GAAP financial measures. Management believes Operating EPS provides improved comparability of operating results.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in the company’s Outlook, the company has not provided that information.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and twelve months ended December 31, 2012 and 2011.

Segment Operating Income

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), certain components of our U.S. pension plan cost (which are a component of cost of sales and selling, general and administrative expenses), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, gains and losses from divestitures, net and acquisition-related costs (which are a component of selling, general and administrative expenses) for all periods presented. The company excludes the unrealized gains and losses on hedging activities from segment operating income in order to provide better transparency of our segment operating results. Once realized, the gains and losses on hedging activities are recorded within segment operating results. The company centrally manages pension plan funding decisions and the determination of discount rate, expected rate of return on plan assets and other actuarial assumptions. Therefore, the company allocates only the service cost component of our U.S. pension plan expense to segment operating income. We exclude the gains and losses on the sales of businesses and acquisition-related costs from segment operating income in order to provide better transparency of our segment operating results. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

# # #

Schedule 1

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Three Months Ended December 31,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2012	2011	% Change Fav / (Unfav)
Net revenues	$9,495	$9,679	(1.9)%

Cost of sales	5,945	6,254	4.9%

Gross profit	3,550	3,425	3.6%
Gross profit margin	37.4%	35.4%

Selling, general and administrative expenses	2,575	2,549	(1.0)%

Asset impairment and exit costs	69	—	(100.0)%

(Gains) / losses on divestitures, net	(107)	—	100.0+ %

Amortization of intangibles	54	53	(1.9)%

Operating income	959	823	16.5%
Operating income margin	10.1%	8.5%

Interest and other expense, net	295	504	41.5%

Earnings from continuing operations before income taxes	664	319	100.0+ %

Provision for income taxes	103	(140)	(100.0+ )%
Effective tax rate	15.5%	(43.9)%

Earnings from continuing operations	$561	$459	22.2%

Earnings from discontinued operations, net of income taxes	(18)	383	(100.0+ )%

Net earnings	$543	$842	(35.5)%

Noncontrolling interest	9	12	25.0%

Net earnings attributable to Mondelēz International	$534	$830	(35.7)%

Per share data:
Basic earnings per share attributable to Mondelēz International:
- Continuing operations	$0.31	$0.25	24.0%
- Discontinued operations	(0.01)	0.22	(100.0+ )%

Basic earnings per share attributable to Mondelēz International	$0.30	$0.47	(36.2)%

Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.31	$0.25	24.0%
- Discontinued operations	(0.01)	0.22	(100.0+ )%

Diluted earnings per share attributable to Mondelēz International	$0.30	$0.47	(36.2)%

Average shares outstanding:
Basic	1,781	1,771	(0.6)%
Diluted	1,793	1,779	(0.8)%

Schedule 2

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended December 31,

($ in millions) (Unaudited)

	As Reported (GAAP)	Impact of Divestitures		Impact of Integration Program		Impact of Accounting Calendar Changes		Impact of Currency		Organic (Non-GAAP)
2012
Developing Markets	$4,226	$—		$—		$—		$106		$4,332
Europe	3,453	(10)		—		—		66		3,509
North America	1,816	(4)		—		—		(10)		1,802

Mondelēz International	$9,495	$(14)		$—		$—		$162		$9,643

2011
Developing Markets	$4,115	$—		$1		$(90)		$—		$4,026
Europe	3,716	(38)		—		(172)		—		3,506
North America	1,848	(16)		—		(68)		—		1,764

Mondelēz International	$9,679	$(54)		$1		$(330)		$—		$9,296

											Organic Growth Drivers
											Vol / Mix		Price
% Change
Developing Markets	2.7%	—	pp	—	pp	2.4	pp	2.5	pp	7.6%	4.4	pp	3.2	pp
Europe	(7.1)%	0.7		—		4.7		1.8		0.1%	1.2		(1.1)
North America	(1.7)%	0.6		—		3.8		(0.5)		2.2%	(1.0)		3.2

Mondelēz International	(1.9)%	0.4	pp	—	pp	3.5	pp	1.7	pp	3.7%	2.1	pp	1.6	pp

Schedule 3

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Three Months Ended December 31,

($ in millions) (Unaudited)

											% Change
	As Reported (GAAP)	Integration Program costs (1)	Acquisition- Related costs	Spin-Off Costs and Related Adjust- ments (2)	2012-2014 Restru- cturing Program costs (3)	Operating Income from Divested Busi- nesses	G/(L) on Dives- titures, net	Adjusted (Non-GAAP)	Impact of Currency	Adjusted @ Constant FX (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)	Adjusted @ Constant FX (Non-GAAP)
2012
Developing Markets	$496	$36	$—	$2	$—	$—	$—	$534	$17	$551	(7.1)%	(7.0)%	(4.0)%
Europe	418	36	—	1	6	(5)	—	456	4	460	19.8%	4.8%	5.7%
North America	228	2	—	9	37	1	—	277	—	277	(2.6)%	3.4%	3.4%
Unrealized G/(L) on Hedging Activities	(41)	—	—	—	—	—	—	(41)	—	(41)	10.9%	10.9%	10.9%
HQ Pension	(13)	—	—	—	—	—	—	(13)	—	(13)	38.1%	(44.4)%	(44.4)%
G/(L) on Divestitures, net	107	—	—	—	—	—	(107)	—	—	—	100.0%	—	—
Acquisition-Related costs	(1)	—	1	—	—	—	—	—	—	—	(100.0)%	—	—
General Corporate Expenses	(181)	2	—	67	(2)	1	—	(113)	2	(111)	(4.0)%	1.7%	3.5%
Amortization of Intangibles	(54)	—	—	—	—	—	—	(54)	(3)	(57)	(1.9)%	(1.9)%	(7.5)%

Mondelēz International	$959	$76	$1	$79	$41	$(3)	$(107)	$1,046	$20	$1,066	16.5%	(0.8)%	1.1%

2011
Developing Markets	$534	$40	$—	$—	$—	$—	$—	$574	$—	$574
Europe	349	91	—	—	—	(5)	—	435	—	435
North America	234	25	—	11	—	(2)	—	268	—	268
Unrealized G/(L) on Hedging Activities	(46)	—	—	—	—	—	—	(46)	—	(46)
HQ Pension	(21)	—	—	12	—	—	—	(9)	—	(9)
G/(L) on Divestitures, net	—	—	—	—	—	—	—	—	—	—
Acquisition-Related costs	—	—	—	—	—	—	—	—	—	—
General Corporate Expenses	(174)	13	—	46	—	—	—	(115)	—	(115)
Amortization of Intangibles	(53)	—	—	—	—	—	—	(53)	—	(53)

Mondelēz International	$823	$169	$—	$69	$—	$(7)	$—	$1,054	$—	$1,054

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. In Q4 2012, $14 million was recorded in Cost of Sales and $62 million was recorded in Selling, General and Administrative expenses. In Q4 2011, $50 million was recorded in Cost of Sales and $119 million was recorded in Selling, General and Administrative expenses.

(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group Business and the Mondelēz International Business. Spin-Off related adjustments refers to the pension adjustment defined as the estimated benefit plan expense based on market conditions and benefit plan assumptions as of January 1, 2012, associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.
(4)	May not foot due to rounding.

Schedule 4

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Three Months Ended December 31,

($ in millions) (Unaudited)

	As Reported (GAAP)	Integration Program costs (1)	Acquisition-Related costs	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Operating Income from Divested Businesses	G/(L) on Divestitures, net	Adjusted (Non-GAAP)
2012
Net Revenues	$9,495	$—	$—	$—	$—	$(14)	$—	$9,481
Operating Income	$959	$76	$1	$79	$41	$(3)	$(107)	$1,046
Operating Income Margin	10.1%							11.0%

2011
Net Revenues	$9,679	$1	$—	$—	$—	$(54)	$—	$9,626
Operating Income	$823	$169	$—	$69	$—	$(7)	$—	$1,054
Operating Income Margin	8.5%							10.9%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group Business and the Mondelēz International Business. Spin-Off related adjustments refers to the pension adjustment defined as the estimated benefit plan expense based on market conditions and benefit plan assumptions as of January 1, 2012, associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 5

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Mondelēz International for the Three Months Ended December 31, 2011 (GAAP)	$0.47
Earnings and gain from discontinued operations, net of income taxes	0.22

Diluted EPS Attributable to Mondelēz International from continuing operations for the Three Months Ended December 31, 2011 (GAAP)	0.25

Integration Program costs (1)	0.08

Spin-Off Costs (2)	0.02

Spin-Off related adjustments (3)	0.04

Operating EPS for the Three Months Ended December 31, 2011 (Non-GAAP)	0.39

Increases in operations	0.04

Asset Impairment charges	(0.01)

Accounting calendar changes	(0.02)

Unfavorable foreign currency (4)	(0.01)

Lower interest and other expense, net (5)	0.09

Changes in taxes	(0.12)

Operating EPS for the Three Months Ended December 31, 2012 (Non-GAAP)	0.36	(7.7)%

Gain on divestitures, net	0.03

Integration Program costs (1)	(0.03)

Spin-Off Costs (2)	(0.03)

Spin-Off related adjustments (3)	(0.01)

2012-2014 Restructuring Program costs (6)	(0.01)

Diluted EPS Attributable to Mondelēz International from continuing operations for the Three Months Ended December 31, 2012 (GAAP)	$0.31	24.0%

Earnings and gain from discontinued operations, net of income taxes	(0.01)

Diluted EPS Attributable to Mondelēz International for the Three Months Ended December 31, 2012 (GAAP)	$0.30	(36.2)%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $76 million, or $66 million after-tax including certain tax costs associated with the integration of Cadbury, for the three months ended December 31, 2012, as compared to $169 million, or $152 million after-tax for the three months ended December 31, 2011.

(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group Business and the Mondelēz International Business. Spin-Off Costs for the three months ended December 31, 2012 were $69 million, or $52 million after-tax, as compared to $46 million or $33 million after-tax for the three months ended December 31, 2011.

(3)

Spin-Off related adjustments include; (a) pension adjustment defined as the estimated benefit plan expense based on market conditions and benefit plan assumptions as of January 1, 2012, associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2011, from the utilization of funds received from the $6 billion of notes Kraft Food Group issued directly and cash proceeds distributed to us in June 2012 in connection with our Spin-Off capitalization plan.

(4)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(5)	Excludes financing costs/other fees related to the Spin-Off.
(6)

Restructuring Program costs for the three months ended December 31, 2012, were $41 million, or $26 million after-tax and represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 6

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted Earnings Per Share

Constant Currency Growth

For the Three Months Ended December 31,

(Unaudited)

									% Growth
	As Reported (GAAP)	Integration Program costs (1)	Spin-Off Costs and Related Adjust- ments (2)	2012 - 2014 Rest- ructuring Program costs (3)	G/(L) on Dives- titures, net	Operating (Non-GAAP)	Currency (4)	Operating Constant FX (Non-GAAP)	As Reported EPS Growth (GAAP)	Operating EPS Growth (Non-GAAP)	Operating Constant FX EPS Growth (Non-GAAP)
2012
Diluted EPS - Continuing Operations	$0.31	$0.03	$0.04	$0.01	$(0.03)	$0.36	$0.01	$0.37	24.0%	(7.7)%	(5.1)%

2011
Diluted EPS - Continuing Operations	$0.25	$0.08	$0.06	$—	$—	$0.39	$—	$0.39

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group Business and the Mondelēz International Business. Spin-Off related adjustments include; (a) pension adjustment defined as the estimated benefit plan expense based on market conditions and benefit plan assumptions as of January 1, 2012, associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2011, from the utilization of funds received from the $6 billion of notes Kraft Food Group issued directly and cash proceeds distributed to us in June 2012 in connection with our Spin-Off capitalization plan.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.
(4)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.

Schedule 7

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Twelve Months Ended December 31,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2012	2011	% Change Fav / (Unfav)
Net revenues	$35,015	$35,810	(2.2)%

Cost of sales	21,939	22,710	3.4%

Gross profit	13,076	13,100	(0.2)%
Gross profit margin	37.3%	36.6%

Selling, general and administrative expenses	9,176	9,382	2.2%

Asset impairment and exit costs	153	(5)	(100.0+ )%

(Gains) / losses on divestitures, net	(107)	—	100.0+ %

Amortization of intangibles	217	225	3.6%

Operating income	3,637	3,498	4.0%
Operating income margin	10.4%	9.8%

Interest and other expense, net	1,863	1,618	(15.1)%

Earnings from continuing operations before income taxes	1,774	1,880	(5.6)%

Provision for income taxes	207	143	(44.8)%
Effective tax rate	11.7%	7.6%

Earnings from continuing operations	$1,567	$1,737	(9.8)%

Earnings from discontinued operations, net of income taxes	1,488	1,810	(17.8)%

Net earnings	$3,055	$3,547	(13.9)%

Noncontrolling interest	27	20	(35.0)%

Net earnings attributable to Mondelēz International	$3,028	$3,527	(14.1)%

Per share data:
Basic earnings per share attributable to Mondelēz International:
- Continuing operations	$0.87	$0.97	(10.3)%
- Discontinued operations	0.83	1.03	(19.4)%

Basic earnings per share attributable to Mondelēz International	$1.70	$2.00	(15.0)%

Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.86	$0.97	(11.3)%
- Discontinued operations	0.83	1.02	(18.6)%

Diluted earnings per share attributable to Mondelēz International	$1.69	$1.99	(15.1)%

Average shares outstanding:
Basic	1,777	1,765	(0.7)%
Diluted	1,789	1,772	(1.0)%

Schedule 8

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Twelve Months Ended December 31,

($ in millions) (Unaudited)

	As Reported (GAAP)	Impact of Divestitures		Impact of Integration Program		Impact of Accounting Calendar Changes		Impact of Currency		Organic (Non-GAAP)
2012
Developing Markets	$15,655	$—		$—		$—		$866		$16,521
Europe	12,457	(197)		—		—		700		12,960
North America	6,903	(47)		—		—		10		6,866

Mondelēz International	$35,015	$(244)		$—		$—		$1,576		$36,347

2011
Developing Markets	$15,621	$—		$1		$(182)		$—		$15,440
Europe	13,356	(255)		—		(429)		—		12,672
North America	6,833	(61)		—		(68)		—		6,704

Mondelēz International	$35,810	$(316)		$1		$(679)		$—		$34,816

											Organic Growth Drivers
											Vol / Mix		Price
% Change
Developing Markets	0.2%	—	pp	—	pp	1.2	pp	5.6	pp	7.0%	1.9		5.1
Europe	(6.7)%	0.3		—		3.4		5.3		2.3%	1.5		0.8
North America	1.0%	0.2		—		1.0		0.2		2.4%	(1.2)		3.6

Mondelēz International	(2.2)%	0.2	pp	—	pp	2.0	pp	4.4	pp	4.4%	1.1	pp	3.3	pp

Schedule 9

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Twelve Months Ended December 31,

($ in millions) (Unaudited)

											% Change
	As Reported (GAAP)	Integration Program costs (1)	Acquisition- Related costs	Spin-Off Costs and Related Adjust- ments (2)	2012-2014 Restru- cturing Program costs (3)	Operating Income from Divested Busi- nesses	G/(L) on Dives- titures, net	Adjusted (Non-GAAP)	Impact of Currency	Adjusted @ Constant FX (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)	Adjusted @ Constant FX (Non-GAAP)
2012
Developing Markets	$2,067	$86	$—	$27	$7	$—	$—	$2,187	$89	$2,276	3.2%	1.1%	5.2%
Europe	1,613	44	—	1	6	(51)	—	1,613	81	1,694	14.7%	0.2%	5.2%
North America	873	6	—	43	98	(7)	—	1,013	3	1,016	1.2%	4.8%	5.1%
Unrealized G/(L) on Hedging Activities	1	—	—	—	—	—	—	1	—	1	100.0+ %	100.0+ %	100.0+ %
HQ Pension	(92)	—	—	34	—	—	—	(58)	—	(58)	(21.1)%	(93.3)%	(93.3)%
G/(L) on Divestitures, net	107	—	—	—	—	—	(107)	—	—	—	100.0%	—	—
Acquisition-Related costs	(1)	—	1	—	—	—	—	—	—	—	(100.0)%	—	—
General Corporate Expenses	(714)	4	—	407	(1)	—	—	(304)	(9)	(313)	(63.4)%	13.9%	11.3%
Amortization of Intangibles	(217)	—	—	—	—	—	—	(217)	(11)	(228)	3.6%	3.6%	(1.3)%

Mondelēz International	$3,637	$140	$1	$512	$110	$(58)	$(107)	$4,235	$153	$4,388	4.0%	3.4%	7.1%

2011
Developing Markets	$2,003	$161	$—	$—	$—	$—	$—	$2,164	$—	$2,164
Europe	1,406	256	—	—	—	(52)	—	1,610	—	1,610
North America	863	66	—	45	—	(7)	—	967	—	967
Unrealized G/(L) on Hedging Activities	(36)	—	—	—	—	—	—	(36)	—	(36)
HQ Pension	(76)	—	—	46	—	—	—	(30)	—	(30)
G/(L) on Divestitures, net	—	—	—	—	—	—	—	—	—	—
Acquisition-Related costs	—	—	—	—	—	—	—	—	—	—
General Corporate Expenses	(437)	38	—	46	—	—	—	(353)	—	(353)
Amortization of Intangibles	(225)	—	—	—	—	—	—	(225)	—	(225)

Mondelēz International	$3,498	$521	$—	$137	$—	$(59)	$—	$4,097	$—	$4,097

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. For the twelve months ended December 31, 2012, $28 million was recorded in Cost of Sales and $112 million was recorded in Selling, General and Administrative expenses. For the twelve months ended December 31, 2011, $110 million was recorded in Cost of Sales and $411 million was recorded in Selling, General and Administrative expenses.

(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group Business and the Mondelēz International Business. Spin-Off related adjustments refers to the pension adjustment defined as the estimated benefit plan expense based on market conditions and benefit plan assumptions as of January 1, 2012, associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 10

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Twelve Months Ended December 31,

($ in millions) (Unaudited)

	As Reported (GAAP)	Integration Program costs (1)	Acquisition- Related costs	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Operating Income from Divested Businesses	G/(L) on Divestitures, net	Adjusted (Non-GAAP)
2012
Net Revenues	$35,015	$—	$—	$—	$—	$(244)	$—	$34,771
Operating Income	$3,637	$140	$1	$512	$110	$(58)	$(107)	$4,235
Operating Income Margin	10.4%							12.2%

2011
Net Revenues	$35,810	$1	$—	$—	$—	$(316)	$—	$35,495
Operating Income	$3,498	$521	$—	$137	$—	$(59)	$—	$4,097
Operating Income Margin	9.8%							11.5%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group Business and the Mondelēz International Business. Spin-Off related adjustments refers to the pension adjustment defined as the estimated benefit plan expense based on market conditions and benefit plan assumptions as of January 1, 2012, associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 11

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Mondelēz International for the Twelve Months Ended December 31, 2011 (GAAP)	$1.99
Earnings and gain from discontinued operations, net of income taxes	1.02

Diluted EPS Attributable to Mondelēz International from continuing operations for the Twelve Months Ended December 31, 2011 (GAAP)	0.97

Integration Program costs (1)	0.28

Spin-Off Costs (2)	0.02

Spin-Off related adjustments (3)	0.14

Operating income from divested businesses	(0.03)

Operating EPS for the Twelve Months Ended December 31, 2011 (Non-GAAP)	1.38

Increases in operations	0.16

Change in unrealized gains/losses on hedging activities	0.02

Gain on sale of property	0.03

Asset impairment charge	(0.02)

Accounting calendar changes	(0.04)

Unfavorable foreign currency (4)	(0.06)

Lower interest and other expense, net (5)	0.09

Changes in taxes	(0.16)

Higher shares outstanding	(0.01)

Operating EPS for the Twelve Months Ended December 31, 2012 (Non-GAAP)	1.39	0.7%

Gain on divestitures, net	0.03

Integration Program costs (1)	(0.08)

Spin-Off Costs (2)	(0.39)

Spin-Off related adjustments (3)	(0.08)

2012-2014 Restructuring Program costs (6)	(0.04)

Operating income from divested businesses	0.03

Diluted EPS Attributable to Mondelēz International from continuing operations for the Twelve Months Ended December 31, 2012 (GAAP)	0.86	(11.3)%

Earnings and gain from discontinued operations, net of income taxes	0.83

Diluted EPS Attributable to Mondelēz International for the Twelve Months Ended December 31, 2012 (GAAP)	$1.69	(15.1)%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $140 million, or $134 million after-tax including certain tax costs associated with the integration of Cadbury, for the twelve months ended December 31, 2012, as compared to $521 million, or $497 million after-tax for the twelve months ended December 31, 2011.

(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group Business and the Mondelēz International Business. Spin-Off Costs for the twelve months ended December 31, 2012 were $1,053 million, or $706 million after-tax and includes $609 million of pre-tax financing and related costs recorded in interest and other expense, net, as compared to $46 million or $33 million after-tax for the three months ended December 31, 2011.

(3)

Spin-Off related adjustments include; (a) pension adjustment defined as the estimated benefit plan expense based on market conditions and benefit plan assumptions as of January 1, 2012, associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2011, from the utilization of funds received from the $6 billion of notes Kraft Food Group issued directly and cash proceeds distributed to us in June 2012 in connection with our Spin-Off capitalization plan.

(4)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(5)	Excludes financing costs/other fees related to the Spin-Off.
(6)

Restructuring Program costs for the twelve months ended December 31, 2012 were $110 million, or $70 million after-tax and represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 12

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted Earnings Per Share

Constant Currency Growth

For the Twelve Months Ended December 31,

(Unaudited)

										% Growth
	As Reported (GAAP)	Integration Program costs (1)	Spin-Off Costs and Related Adjustments (2)	2012 - 2014 Restructuring Program costs (3)	G/(L) on Divestitures, net	Operating Income from Divested Businesses	Operating (Non-GAAP)	Currency (4)	Operating Constant FX (Non-GAAP)	As Reported EPS Growth (GAAP)	Operating EPS Growth (Non-GAAP)	Operating Constant FX EPS Growth (Non-GAAP)
2012
Diluted EPS- Continuing Operations	$0.86	$0.08	$0.47	$0.04	$(0.03)	$(0.03)	$1.39	$0.06	$1.45	(11.3)%	0.7%	5.1%

2011
Diluted EPS- Continuing Operations	$0.97	$0.28	$0.16	$—	$—	$(0.03)	$1.38	$—	$1.38

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group Business and the Mondelēz International Business. Spin-Off related adjustments include; (a) pension adjustment defined as the estimated benefit plan expense based on market conditions and benefit plan assumptions as of January 1, 2012, associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2011, from the utilization of funds received from the $6 billion of notes Kraft Food Group issued directly and cash proceeds distributed to us in June 2012 in connection with our Spin-Off capitalization plan.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.
(4)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.

Schedule 13

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in millions) (Unaudited)

December 31, 2012
ASSETS
Cash and cash equivalents	$4,475
Receivables, net	6,129
Inventories, net	3,741
Other current assets	1,277
Property, plant and equipment, net	10,010
Goodwill	25,801
Intangible assets, net	22,552
Other assets	1,493

TOTAL ASSETS	$75,478

LIABILITIES AND EQUITY
Short-term borrowings	$274
Current portion of long-term debt	3,577
Accounts payable	4,642
Other current liabilities	6,380
Long-term debt	15,574
Deferred income taxes	6,302
Accrued pension costs	2,885
Accrued postretirement health care costs	451
Other liabilities	3,038

TOTAL LIABILITIES	43,123

TOTAL EQUITY	32,355

TOTAL LIABILITIES AND EQUITY	$75,478